Exhibit 10.3

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of February 24, 2023, by and among (i) ProFrac Holding Corp., a Delaware limited liability company (“Holdings”), (ii) Alpine Silica, LLC, a Texas limited liability company (“Purchaser”), (iii) Tidewater Partners, LLC, a Louisiana limited liability company (“Contributor”), (iv) Performance Holdings I, LLC, a Louisiana limited liability company (“Performance Holdings I”) and (v) Performance Holdings II, LLC, a Louisiana limited liability company (together with Performance Holdings I, collectively, “Sellers” and each, a “Seller”, and as the appointed representative of Sellers under the Purchase Agreement (defined below), the “Seller Representative”).

RECITALS

A. This Agreement is being entered into in connection with that certain Membership Interest Purchase Agreement, dated as of December 23, 2022, by and among Purchaser, as successor in interest to ProFrac Holdings II, LLC, a Texas limited liability company, Sellers and Seller Representative, as amended by that certain Assignment and Amendment of Membership Interest Purchase Agreement, dated of even date herewith (as amended, the “Purchase Agreement”).

B. Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Purchase Agreement.

C. Contributor is a member of each of Sellers.

D. In connection with the Closing, (i) Purchaser will pay Sellers the balance of the Estimated Net Purchase Price in accordance with Section 3.02(a)(vi) of the Purchase Agreement, (ii) Performance Holdings I will advance to Contributor, as an advance and credit against Contributor’s future distribution rights from Performance Holdings I, a portion of the cash proceeds from the Estimated Net Purchase Price (the “Cash Proceeds”) in an amount equal to the $6,000,002.68 (the “Contributed Amount”), (iii) Contributor will contribute directly to Holdings, and Holdings will accept from Contributor, a portion of the Cash Proceeds with an aggregate value equal to the Contributed Amount in exchange for 312,826 shares of Holdings’ Class A common stock, par value $0.01 per share (the “Holdings Stock”), (iv) Holdings will indirectly contribute, and cause to be contributed, the Contributed Amount to Purchaser, such that, following the transactions contemplated by the Purchase Agreement, Purchaser will own all of the Contributed Amount (collectively, the “Contribution Transactions”), and (v) Holdings will cause its transfer agent to reflect the transfer of the Holdings Stock on the books and records of Holdings, such that, within the time period contemplated by this Agreement, each of Bowdon Natural Resources, LLC, Brazzel Productions, LLC and Roseau Land Investments, LLC (each an “Equityholder” and, collectively, the “Equityholders”) is reflected as the record owner of 104,275.33 shares of Holdings’ Class A common stock, par value $0.01 per share.

NOW, THEREFORE, in consideration of the mutual promises and subject to the terms and conditions herein contained, and other good and valuable consideration, had and received, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1: CONTRIBUTION TRANSACTIONS AND DELIVERIES

1.1 Contribution by Contributor. Contingent upon and effective as of the Closing, (a) Contributor will contribute, transfer, assign, convey, and deliver to Holdings the Contributed Amount, and (b) Holdings, in exchange for the Contributed Amount, will issue and deliver to Contributor the Holdings Stock in book entry form registered in the name of Contributor and bearing the legend specified in Section 3.1 referring to the fact that the Holdings Stock was sold in reliance upon the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(a)(2) thereof and Rule 506(b) thereunder.

1.2 Other Contribution Transactions. Notwithstanding anything to the contrary in the Purchase Agreement, Sellers and Purchaser hereby acknowledge and agree that, in furtherance of the Contribution Transactions, and in consideration of the issuance of the Holdings Stock to Contributor, Purchaser may elect to deduct and withhold from the balance of the Estimated Net Purchase Price delivered to Sellers in accordance with Section 3.02(a)(vi) of the Purchase Agreement an amount equal to the Contributed Amount; provided, that in no event shall the foregoing be deemed to reduce the purchase price under the Purchase Agreement or the Tax treatment contemplated thereby.

1.3 Treatment by Contributor and Performance Holdings I of Contributed Amount. The Contributed Amount will be treated by Performance Holdings I as an advance to Contributor against future distribution rights of Contributor under Section 5.3 of the Amended and Restated Operating Agreement of Performance Holdings I, dated as of June 2, 2021 (the “PHI Operating Agreement”), and the amounts Contributor is entitled to receive as a distribution from Performance Holdings I pursuant to the PHI Operating Agreement will be reduced by the Contributed Amount.

1.4 Transfer of Holdings Stock. Within three (3) Business Days following the date of this Agreement, Holdings will cause its transfer agent to reflect the transfer of the Holdings Stock on the books and records of Holdings, such that each of Bowdon Natural Resources, LLC, Brazzel Productions, LLC and Roseau Land Investments, LLC is reflected as the record owner of 104,275.33 shares of Holdings’ Class A common stock, par value $0.01 per share.

ARTICLE 2: REPRESENTATIONS AND WARRANTIES OF THE PARTIES

Each party hereto represents and warrants to the other parties as follows:

2.1 Existence, Power and Authority. Such party is a limited liability company duly organized, validly existing and in good standing under the laws of the State of its formation and has the requisite limited liability company power and authority to enter into this Agreement and to undertake the transactions contemplated in this Agreement.

2.2 Due Authorization. This Agreement has been duly executed and delivered by such party and, assuming due authorization, execution and delivery by the other parties hereto, represents the legal, valid and binding obligation of such party, enforceable against the other parties hereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar laws and principles of equity affecting creditors’ rights and remedies generally.

2.3 No Conflict. Neither the execution of this Agreement nor the performance by such party of its obligations hereunder will violate or conflict with (a) such party’s certificate of formation, (b) Holdings’ limited liability company agreement, (c) any applicable Laws.

In addition, Contributor represents and warrants to Holdings as follows:

2.4 Investment Representations. Contributor and each Equityholder (i) is acquiring the Holdings Stock for its own account with the present intention of holding such securities for purposes of investment, and that it has no current intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws, (ii) is an “accredited investor” for purposes of applicable U.S. federal and state securities laws and regulations, (iii) that the Holdings Stock was not offered to Contributor or to such Equityholder by any means of general solicitation or general advertising, (iv) that Contributor and such Equityholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in Holdings Stock, and (v) that Contributor and such Equityholder is able to bear the economic risks of an investment in the Holdings Stock and could afford a complete loss of such investment.

ARTICLE 3: MISCELLANEOUS

3.1 Restrictive Legend. Contributor understands, and shall inform each Equityholder, that all certificates or other instruments issued in exchange for Holdings Stock or in substitution thereof, shall bear a restrictive legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE, IN FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT.”

3.2 Modification and Waiver. This Agreement may be amended or modified only by a written agreement executed and delivered by the parties hereto. Any purported amendment by any party or parties effected in a manner which does not comply with this Section 3.2 will be void.

3.3 Entire Agreement. This Agreement and the agreements contemplated hereby, including the Purchase Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. In the event of a conflict between the terms of this Agreement and the terms of the Purchase Agreement, the terms of the Purchase Agreement shall control.

3.4 No Assignment. This Agreement may not be assigned by any party (whether by operation of Law or otherwise), without the prior written consent of the other party hereto. Any attempted assignment of this Agreement not in accordance with the terms of this Section 3.4 will be void.

3.5 Governing Law. This Agreement will be governed by and construed in accordance with the Laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule.

3.6 Headings. The headings contained in this Agreement are included for purposes of convenience only and do not affect the meaning or interpretation of this Agreement.

3.7 Counterparts; Delivery. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by scanned pages will be effective as delivery of a manually executed counterpart to this Agreement.

3.8 Notices. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, sent by electronic mail or other customary means of electronic communication, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other Parties in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery; (b) in the case of electronic mail or other customary means of electronic communication, on the date sent if either (i) confirmation of receipt is received, or (ii) such notice is promptly mailed by registered or certified mail (return receipt requested); (c) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next Business Day delivery, on the next Business Day after the date sent; and (d) in the case of mailing, on the third Business Day following that on which the piece of mail containing such communication is posted.

Notices to Contributor: To the address set forth on Contributor’s signature page.

Notice to Sellers

Performance Holdings II, LLC

4803 Benton Road

Bossier City, Louisiana 71111

Attention: W.G. Bowdon IV

E-mail: bill@perfproppants.com

with copies to (which will not constitute notice to Holdings):

Brownstein Hyatt Farber Schreck, LLP

410 Seventeenth Street

Suite 2200

Denver, Colorado 80202

Attention: Gino A. Maurelli

E-mail: gmaurelli@bhfs.com

Notices to Holdings or Purchaser: c/o ProFrac Holdings II, LLC 333 Shops Boulevard, Suite 301 Willow Park, Texas 76087 Attention: Robert Willette Email: robert.willette@profrac.com with copies to (which will not constitute notice to Holdings): Winston & Strawn LLP 2121 North Pearl Street, Suite 900 Dallas, Texas 75201 Attention: David Lange E-mail: dlange@winston.com

3.9 Severability. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement will remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto.

3.10 Third-Party Beneficiaries. This Agreement will be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or will confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

3.11 Further Assurances. From and after the date hereof, at the request of a party hereto, the other party hereto will execute and deliver or cause to be executed and delivered to the requesting party such other agreements, documents or instruments, in addition to those required by this Agreement, as requesting party may reasonably request, in order to implement the transactions contemplated by this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, or have caused this Agreement to be duly executed and delivered, as of the day and year first written above.

HOLDINGS:
PROFRAC HOLDING CORP.

By:	/s/ Robert Willette
Name:	Robert Willette
Title:	Chief Legal Officer, Chief Compliance Officer & Secretary

PURCHASER
ALPINE SILICA, LLC

By:	/s/ Robert Willette
Name:	Robert Willette
Title:	Chief Legal Officer, Chief Compliance Officer & Secretary

[Signature Page to Contribution Agreement]

TIDEWATER PARTNERS, LLC a Louisiana limited liability company

By:	/s/ W.G. “Bill” Bowdon, IV
Name:	W.G. “Bill” Bowdon, IV
Title:	Authorized Signatory

ADDRESS:

1035 Fawn Hollow Bossier City, Louisiana Attention: Bill Bowdon E-mail: bill@perfproppants.com with a copy to (which will not constitute notice):

Cook, Yancy, King & Galloway, APLC 333 Texas St., Suite 1700 Shrevport LA 71120 Attention: Logan Schroeder E-mail: logan.schroeder@cookyancey.com

[Signature Page to Contribution Agreement]

SELLERS:

PERFORMANCE HOLDINGS I, LLC, a Louisiana limited liability company

By:	/s/ W.G. Bowdon, IV
Name:	W.G. Bowdon, IV
Title:	President and Chief Executive Officer

PERFORMANCE HOLDINGS II, LLC, a Louisiana limited liability company

By:	/s/ W.G. Bowdon, IV
Name:	W.G. Bowdon, IV
Title:	President and Chief Executive Officer

[Signature Page to Contribution Agreement]